Exhibit 99.1

NuScale Power, LLC

Condensed Balance Sheet

(in thousands)	March 31, 2022	December 31, 2021
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$42,683	$77,094
Prepaid expenses	4,147	4,147
Accounts receivable	7,549	4,833
Total current assets	54,379	86,074
Property, plant and equipment, net	5,569	4,960
In-process research and development	16,900	16,900
Intangible assets, net	1,192	1,236
Goodwill	8,255	8,255
Other assets	4,777	3,772
Total assets	$91,072	$121,197
LIABILITIES AND EQUITY
Current liabilities
Accounts payable and accrued expenses	$20,002	$22,375
Accrued compensation	4,788	10,552
Convertible notes payable	14,147	14,041
Other accrued liabilities	2,660	1,440
Total current liabilities	41,597	48,408
Noncurrent liabilities	2,910	2,976
Deferred revenue	642	1,415
Total liabilities	45,149	52,799
Mezzanine equity	2,140	2,140
Equity
Members’ equity
Convertible preferred units	819,694	819,694
Common units	29,082	28,184
Accumulated deficit	(804,993)	(781,620)
Total members’ equity	43,783	66,258
Total liabilities, mezzanine equity and members’ equity	$91,072	$121,197

The accompanying notes are an integral part of these financial statements.

NuScale Power, LLC

Condensed Statements of Operations (Unaudited)

	Three Months Ended March 31,
(in thousands)	2022	2021
Revenue	$2,445	$664
Cost of sales	(1,205)	(406)
Gross margin	1,240	258
Research and development expenses	24,380	18,751
General and administrative expenses	10,520	7,945
Other expenses	10,188	10,021
Loss from operations	(43,848)	(36,459)
Department of Energy cost share	20,462	14,736
Other cost share (interest expense)	13	(943)
Net loss	$(23,373)	$(22,666)

The accompanying notes are an integral part of these financial statements.

NuScale Power, LLC

Condensed Statements of Mezzanine Equity and Members’ Equity (Unaudited)

			Members’ Equity
	Mezzanine Equity		Convertible Preferred Units		Common Units		Accumulated	Total Members’
(in thousands)	Units	Amount	Units	Amount	Units	Amount	Deficit	Equity
Balances at December, 2021	6,000	$2,140	633,261	$819,694	9,074	$28,184	$(781,620)	$66,258
Exercise of common unit options	—	—	—	—	2,928	470	—	470
Repurchase of common units	—	—	—	—	(343)	(563)	—	(563)
Issuance of treasury units	—	—	—	—	12	20	—	20
Conversion of equity award to liability award						(50)		(50)
Equity-based compensation expense	—	—	—	—	—	1,021	—	1,021
Net loss	—	—	—	—	—	—	(23,373)	(23,373)
Balances at March 31, 2022 (unaudited)	6,000	$2,140	633,261	$819,694	11,671	$29,082	$(804,993)	$43,783

			Members’ Equity
	Mezzanine Equity		Convertible Preferred Units		Common Units		Accumulated	Total Members’
(in thousands)	Units	Amount	Units	Amount	Units	Amount	Deficit	Equity
Balances at December, 2020	6,000	$2,140	542,729	$629,089	5,492	$20,899	$(679,127)	$(29,139)
Sale of convertible preferred units	—	—	21,094	40,500	—	—	—	40,500
Issuance of convertible preferred units	—	—	20	39	—	—	—	39
Exercise of common unit options	—	—	—	—	37	11	—	11
Equity-based compensation expense	—	—	—	—	—	3,122	—	3,122
Net loss	—	—	—	—	—	—	(22,666)	(22,666)
Balances at March 31, 2021 (Unaudited)	6,000	$2,140	563,843	$669,628	5,529	$24,032	$(701,793)	$(8,133)

The accompanying notes are an integral part of these financial statements.

NuScale Power, LLC

Condensed Statements of Cash Flows (Unaudited)

	Three months ended March 31,
(in thousands)	2022	2021
OPERATING CASH FLOW
Net loss	$(23,373)	$(22,666)
Adjustments to reconcile net loss to operating cash flow:
Depreciation	577	475
Amortization of intangibles	44	44
Equity-based compensation expense	1,021	3,122
Net noncash change in right of use assets and lease liabilities	406	378
Changes in assets and liabilities:
Prepaid expenses and other assets	(1,371)	91
Accounts receivable	(2,716)	(7,071)
Accounts payable and accrued expenses	(646)	(5,525)
Lease liability	(452)	(411)
Deferred DOE cost share	(105)	161
Deferred revenue	(773)	(32)
Accrued compensation	(5,763)	1,647
Net cash used in operating activities	(33,151)	(29,787)
INVESTING CASH FLOW
Purchases of property, plant and equipment	(1,187)	(111)
Net cash used in investing activities	(1,187)	(111)
FINANCING CASH FLOW
Proceeds from debt issuance	—	22,700
Proceeds from sale of convertible preferred units	—	40,500
Proceeds from exercise of common unit options	470	11
Repurchase of common units	(563)	—
Issuance of treasury units	20	—
Net cash (used in) provided by financing activities	(73)	63,211
Net (decrease) increase in cash and cash equivalents	(34,411)	33,313
Cash and cash equivalents:
Beginning of period	77,094	4,864
End of period	$42,683	$38,177
Summary of noncash investing and financing activities:
Conversion of accounts payable to convertible preferred units	—	39
Conversion of equity options to liability award	1,540	—

The accompanying notes are an integral part of these financial statements.

Notes to the Unaudited Condensed Financial Statements
(in thousands, except per unit amounts)

1. Nature of Business

Organization and Operations

NuScale Power, LLC (“NuScale” or the “Company”), is a limited liability company organized in the State of Oregon in June 2011. The Company is majority owned by Fluor Enterprises, Inc., a subsidiary of Fluor Corporation.

The Company is commercializing a modular, scalable 77 megawatt electric (gross) Light Water Reactor nuclear power plant using exclusive rights to a nuclear power plant design obtained from Oregon State University.

2. Basis of Presentation

The Company’s unaudited condensed financial statements and related notes do not include footnotes and certain financial information normally presented annually under U.S. GAAP, and therefore should be read in conjunction with our 2021 audited financial statements and the notes thereto. Accounting measures at interim dates inherently involve greater reliance on estimates than at year-end. Although such estimates are based on management’s most recent assessment of the underlying facts and circumstances utilizing the most current information available, our reported results of operations may not necessarily be indicative of results that we expect for the full year.

The financial statements contained herein are unaudited. In management’s opinion, they contain all adjustments of a normal recurring nature which are necessary to present fairly our financial position and our operating results as of and for the interim periods presented.

3. Merger with Spring Valley

In December 2021, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Spring Valley Acquisition Corp. (“Spring Valley”) and Spring Valley Merger Sub, LLC (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger (the “Surviving Company”), Spring Valley will be renamed NuScale Power Corporation, and the Company will continue to be held as a wholly controlled subsidiary of NuScale Power Corporation in an “Up-C” structure.

In connection with the Merger, each Convertible Preferred Unit (“CPU”) of the Company will be converted into a certain number of common units, and each NuScale common unit will receive a certain number of Surviving Company Class B common units and non-economic voting shares of NuScale Power Corporation Class B common stock. Holders of Surviving Company Class B common units will have the right to exchange each Surviving Company Class B common unit they hold, together with the cancellation for no consideration of one share of NuScale Power Corporation Class B common stock, for one share of NuScale Power Corporation Class A common stock (or cash), subject to certain restrictions.

Further, in connection with the Merger Agreement, Spring Valley also entered into subscription agreements with investors to purchase shares of NuScale Power Corporation Class A common stock for $211,000. These investments are contingent on the closing of the Merger. Additionally, $30,000 of these investments were contingent on the entry into definitive documents between the investor, Fluor Corporation and NuScale with respect to certain ancillary commercial arrangements, which were satisfied in February 2022.

Finally, in connection with the Merger, the convertible loan held by Fluor, identified in the balance sheet as convertible note payable, will be converted into NuScale common units (which will then receive Surviving Company common units and non-economic voting shares of NuScale Power Corporation Class B common stock).

Notes to the Unaudited Condensed Financial Statements
(in thousands, except per unit amounts)

Liquidity

The Company’s financial statements have been prepared on a basis which assumes that it will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. Since inception, the Company has incurred and expects to continue to incur net losses and negative operating cash flow. Management expects that future operating losses and negative operating cash flows may increase from historical levels because of additional costs and expenses related to the development of technology and the development of market and strategic relationships with other businesses. However, as noted in the subsequent events footnote, on May 2, 2022 the merger was consummated, resulting in the receipt of $341,000 in cash. The Company believes that based on its current level of operating expenses and its currently available cash resources, it will have sufficient funds available to cover operating cash needs through the twelve month period from the financial statement reporting date. As a result of this merger, management has concluded that there is no substantial doubt about the Company’s ability to continue as a going concern within one year of the issuance date of these consolidated financial statements.

4. Fair Value Measurement

The Company measures certain financial assets and liabilities at fair value. Fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, the Company uses a three-level hierarchy, which prioritizes fair value measurements based on the types of inputs used for the various valuation techniques (market approach, income approach and cost approach).

The levels of hierarchy are described below:

Level 1	Quoted prices in active markets for identical instruments;

Level 2	Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations in which all significant inputs and significant value drivers are observable in active markets; and

Level 3	Valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability. Financial assets and liabilities are classified in their entirety based on the most stringent level of input that is significant to the fair value measurement.

The carrying amount of certain financial instruments, including prepaid expenses and deposits, accounts payable, accrued expenses and convertible notes payable approximates fair value due to their short maturities.

5. Accounts Receivable

Accounts receivable includes reimbursement requests outstanding from the DOE awards and are recognized as eligible costs are incurred. At March 31, 2022 and December 31, 2021, accounts receivable are presented net of $10,237 of related deferred DOE cost share liabilities that have the right of offset. Reimbursement under the awards are included in Department of Energy Cost Share in the Statement of Operations.

Notes to the Unaudited Condensed Financial Statements
(in thousands, except per unit amounts)

6. Property, Plant and Equipment

Property, plant and equipment consisted of the following:

(in thousands)	March 31, 2022	December 31, 2021
Furniture and fixtures	$173	$173
Office and computer equipment	5,638	5,638
Software	16,423	15,227
Test equipment	347	347
Leasehold improvements	2,689	2,689
	25,270	24,074
Less: Accumulated depreciation	(21,209)	(20,632)
Add: Assets under development	1,508	1,518
Net property, plant and equipment	$5,569	$4,960

7. Notes Payable

Convertible Note Payable

In September 2011, NuScale entered into a convertible loan agreement with Fluor in the amount of $10,281 with a maturity date of September 30, 2013. The loan has been extended annually and is now due on June 30, 2022. The debt is convertible at Fluor’s option at the original issue price per unit of the Company’s next round of financing securities amounting to no less than $16,000.

At March 31, 2022, the convertible debt outstanding was $14,147, comprised of the original borrowing of $11,331 less the amortized premium of $1,050 plus accrued interest of $3,866.

In April 2022, Fluor elected to convert all of their outstanding debt, totaling $14,181, to 8,258 common units at a price per unit of $9.91, which is equivalent to the PIPE price per unit received in conjunction with the Merger agreement described in footnote 3.

Other Notes Payable

In January, 2021, NuScale signed a Line of Credit Promissory Note with Fluor in the amount of $30,000. Fluor advanced the Company $27,200 under this agreement all of which was repaid in June, 2021.

8. Employee Benefits

401(k) Plan

The Company sponsors a defined contribution 401(k) Plan with contributions to be made at the sole discretion of the management. Under the provisions of the 401(k) Plan, the Company matches the employees’ contributions for the first 3% of compensation and matches 50% of the employees’ contributions for the next 2% of compensation. The expense recorded for the 401(k) Plan was $672 and $425 for the three months ended March 31, 2022 and 2021, respectively.

9. Mezzanine and Members’ Equity

Convertible Preferred Units

The Board of Managers consists of six Managers and oversees the business and affairs of the Company. CPU holders have the right to designate and elect the majority of the Managers. Holders of CPUs have one vote per unit on matters as specified in the LLC’s Operating Agreement dated September 30, 2011, as amended (the “Operating Agreement”).

Notes to the Unaudited Condensed Financial Statements
(in thousands, except per unit amounts)

The Company entered into a Preferred Units Purchase Agreement with JGC Holdings Corporation (“JGC”) in March 2021 for $40,000, or $1.92 per CPU. In addition to, and in connection with this agreement, the Company entered into a Business Collaboration Agreement (“BCA”) with JGC whereby the Company has committed to award JGC a specific scope of supply at commercial terms to be determined in the future. No additional value was assigned to the BCA.

Common Units

The Company’s common units reported in mezzanine equity feature certain redemption rights at the option of the holder and upon an event outside the control of the Company. The redemption right is only available to the holders of the common units if the U.S. Nuclear Regulatory Commission issues a written determination that the ownership of these common units creates a conflict of interest. It is not probable that this event, which is outside our control, will occur.

Accordingly, the 6,000 common units subject to possible redemption is presented as mezzanine equity, outside of members’ equity. The Company has not adjusted the carrying value of these common units subject to the redemption feature because it is not probable the redemption right will be exercised.

The LLC Agreement authorizes the Company to issue 96,800 common units for purposes of equity compensation. As of March 31, 2022, there were 475 unit options available to issue.

10. Equity-Based Compensation

Unit options are granted at an exercise price equal to the fair market value of the Company’s common units at the date of grant.

The following table summarizes the activity relating to the Plan:

Unit Options	Number of Units	Weighted Average Exercise Price
Outstanding at December 31, 2021	88,878	$0.63
Granted	1,201	1.65
Exercised	(2,928)	0.16
Forfeited	(92)	1.23
Expired	(59)	0.50
Outstanding at March 31, 2022	87,000	0.66
Exercisable at March 31, 2022	73,817	0.57

The total compensation expense recognized for common unit options vested during three months ended March 31, 2022 and 2021 was $1,021 and $3,122, respectively. This includes G&A expense of $444 and other expense of $577 for the three months ended March 31, 2022 and $1,659 of G&A expense and $1,463 in other expense for the three months ended March 31, 2021. The remaining unrecognized compensation expense related to nonvested awards as of March 31, 2022 was $9,194. The Company expects to recognize this compensation expense over the weighted average remaining recognition period of 2.44 years, subject to forfeitures that may occur during that period.

The Company measures the fair value of each unit option grant at the date of grant using a Black-Scholes option pricing model. The weighted-average grant date fair value of options granted during the three months ended March 31, 2022 was $1.09. The following assumptions were used in determining the fair value of options granted during the three months ended March 31:

2022
Risk-free interest rate	1.44%
Expected dividend yield	NA
Expected option life	6.25 years
Expected price volatility	73.98%

Notes to the Unaudited Condensed Financial Statements
(in thousands, except per unit amounts)

Common Unit Appreciation Rights

In April 2013, the Company granted its Chief Executive Officer 1,000 common unit appreciation rights (“UARs”). The UARs vested one-third each year on the anniversary of the grant date. Upon exercise of a UAR, the holder will receive common units equal to the excess of the fair value of the common units over the strike price of $0.11 at the grant date multiplied by the number of rights exercised and divided by the fair value of the common unit upon exercise.

The Company measured the fair value of each UAR at the date of grant using a Black-Scholes option pricing model. The assumptions used in the Black Scholes model are the same as those utilized in determining the fair value of options to purchase common units outlined above. The weighted average fair value of UARs granted was $0.06.

In February 2022, the Board of Managers approved a $1,540 cash payment (included in other accrued liabilities on the Condensed Balance Sheet) in lieu of equity issuance related to the UARs, which triggered recognition of $1,490 of equity-based compensation expense.

11. Related Party Transactions

From time to time, the Company enters into strategic agreements with Fluor, whereby Fluor or NuScale perform services for one another. For the three months ended March 31, 2022 and 2021, NuScale incurred expenses of $3,601 and $3,193, respectively, related to such arrangements. As of March 31, 2022 and 2021, NuScale owes Fluor, as accounts payable, amounts totaling $2,100 and $1,021, respectively. For the three months ended March 31, 2022 and 2021, NuScale earned revenue of $1,561 and $441, respectively.

12. Commitments and Contingencies

In the regular course of business, the Company is involved in various legal proceedings and claims incidental to the normal course of business. Management does not believe that resolution of any of these matters will materially affect the Company’s financial position or results of operations.

In conjunction with Utah Associated Municipal Power Systems (“UAMPS”) Award 8935, we entered into a Development Cost Reimbursement Agreement (“DCRA”), pursuant to which we are developing the NRC license application and performing other site licensing and development activities. Under the DCRA, we may be obligated to refund to UAMPS a percentage of its net development costs up to a specified cap, which vary based on the stage of project development, if certain performance criteria are not met. The maximum reimbursement based on the current stage of project development is $57,000. As of March 31, 2022 the net development costs incurred by UAMPS totaled $10,077. We are currently in compliance and expect to remain in compliance with all related performance criteria.

13. Subsequent Events

On May 2, 2022, the Merger Agreement and Merger (collectively the “Transaction”) described in footnote 3 was completed, resulting in NuScale surviving the merger and Spring Valley changing its name to NuScale Power Corporation. NuScale will continue to be held as a wholly controlled subsidiary of NuScale Power Corporation in an “Up-C” structure. The Transaction resulted in NuScale receiving cash in the amount of $341,000, consisting of $235,000 in PIPE funding and $145,300 in cash in trust, partially offset by transaction costs of $39,300.

An evaluation of subsequent events has been performed through May 12, 2022, the date that the financial statements were issued, for purposes of disclosure and recognition.